United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(1,245,070)
Unrealized Gain (Loss) on Market Value of Futures	1,763,910
Dividend Income	509
Interest Income	324
ETF Transaction Fees	3,500
Total Income (Loss)	$523,173

Expenses
General Partner Management Fees	$21,364
Brokerage Commissions	2,361
Non-interested Directors' Fees and Expenses	371
Prepaid Insurance Expense	337
Other Expenses	14,012
Total Expenses	38,445
Expense Waiver	(9,739)
Net Expenses	$28,706
Net Income (Loss)	$494,467

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/13	$36,029,032
Additions (250,000 Units)	10,573,414
Withdrawals (450,000 Units)	(19,218,109)
Net Income (Loss)	494,467

Net Asset Value End of Month	$27,878,804
Net Asset Value Per Unit (650,000 Units)	$42.89

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612